Exhibit 99.1

LiLAC to Launch $300 Million Share Buyback Program

Denver, Colorado - November 6, 2016:

Liberty Global plc (“Liberty Global” or the “Company”) announced today that its Liberty Global Latin America and Caribbean Group (“LiLAC Group”) will launch a $300 million stock repurchase program (the “Program”) for LiLAC ordinary shares (NASDAQ: LILA, LILAK). The purchases will be funded by LiLAC liquidity and free cash flow. The program will commence immediately and runs until year-end 2019.

Mike Fries, Chief Executive Officer, said, “The establishment of this buyback program for LiLAC tracking stock demonstrates confidence in our business and its prospects, as well as our belief that the LiLAC shares are presently undervalued by the market. This buyback program, which will be fully funded by LiLAC itself, also confirms our continued commitment to capital returns and our intention to continue pursuing our levered equity value creation strategy in this region.”

Under the Program, LiLAC Class A ordinary shares, LiLAC Class C ordinary shares, or any combination of LiLAC Class A and LiLAC Class C ordinary shares may be acquired from time to time. The program may be effected through open market transactions and/or privately negotiated transactions, which may include derivative transactions. The timing of the repurchase of shares pursuant to the Program will depend on a variety of factors, including market conditions and applicable law. The Program may be implemented in conjunction with brokers for the Company and other financial institutions with whom the Company has relationships within certain pre-set parameters and purchases may continue during closed periods in accordance with applicable restrictions. The Program may be suspended or discontinued at any time.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s share buyback program and the expected effects thereof and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed from time to time in our filings with the Securities and Exchange Commission including the most recently file Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in event, conditions or circumstances on which any such statement is based.

About Liberty Global
Liberty Global is the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. We invest in the infrastructure that empowers our customers to make the most of the digital revolution. Our scale and commitment to innovation enables us to develop market-leading products delivered through next-generation networks that connect our 29 million customers who subscribe to over 60 million television, broadband internet and telephony services. We also serve10 million mobile subscribers and offer WiFi service across seven million access points.

Liberty Global’s businesses are comprised of two stocks: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK) for our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB),
which consists of our operations in Latin America and the Caribbean.

The Liberty Global Group operates in 12 European countries under the consumer brands Virgin Media, Ziggo,
Unitymedia, Telenet and UPC. The LiLAC Group operates in over 20 countries in Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Mas Movil and BTC. In addition, the LiLAC Group operates a subsea fiber network throughout the region in over 30 markets.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Rebecca Pike	+44 20 8483 6216
John Rea	+1 303 220 4238

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